Exhibit 10.2
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
DEFERRED FEE PLAN FOR NON-EMPLOYEE DIRECTORS
     1. Purpose. The purpose of this Plan is to aid the Company in retaining and attracting well-qualified individuals for service as Directors by providing them with the opportunity to receive Deferred Share Units in lieu of all or a portion of their Cash Director Fees payable, and to defer the settlement of their RSU Awards granted, with respect to any calendar year beginning with calendar year 2008.
     2. Definitions.
     (i) “Award Agreement” means an agreement by which an award of unrestricted Common Shares is granted to a Participant under the Stock Incentive Plan in settlement of Deferred Share Units hereunder.
     (ii) “Board” means the Board of Directors of the Company.
     (iii) “Cash Director Fees” means the annual cash retainer payable to a Director with respect to a calendar year in consideration for service on the Board (including additional retainer payable with respect to a Director’s position as a Board committee member or chairman, if applicable); provided, however, that the term “Cash Director Fees” shall not include meeting fees.
     (iv) “Change in Control” means a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code.
     (v) “Code” means the Internal Revenue Code of 1986, as amended.
     (vi) “Common Shares” shall have the meaning attributed to it in the Stock Incentive Plan.
     (vii) “Company” means Allied World Assurance Company Holdings, Ltd.
     (viii) “Compensation Committee” means the Compensation Committee of the Board.
     (ix) “Deferral Election” means, with respect to the Cash Director Fees otherwise payable to such Director with respect to a Plan Year, an irrevocable election made by a Director pursuant to Section 3 hereof to receive Deferred Share Units in lieu of all or a portion of such fees, and with respect to an RSU Award to be granted to such Director, an irrevocable election made by a Director pursuant to Section 4 below to defer the settlement of such RSU Award.
     (x) “Deferred Share Unit” means a hypothetical investment for Cash Director Fees credited to a Deferred Share Unit Account hereunder representing the right to receive upon settlement, pursuant to Section 6(a) hereof, one unrestricted Common Share under the Stock Incentive Plan.
     (xi) “Deferred Share Unit Account” means a bookkeeping account established and maintained by the Company in the name of each Participant who elects hereunder to receive Deferred Share Units in lieu of Cash Director Fees.
     (xii) “Director” means any non-employee member of the Board.
     (xiii) “Dividend Equivalents” shall have the meaning ascribed to such term in Section 5(c) below.
     (xiv) “Election Form” means the form or forms established from time to time by the Company that a Director completes, signs and returns to the Company or the Company’s designated third-party plan administrator to make a Deferral Election under the Plan. An Election Form also includes any other method approved by the Company that a Director may use to make an election under the Plan.
     (xv) “Fair Market Value” means, on a given date, (i) if the Common Shares are listed or traded on an established securities exchange, the closing price reported as having occurred on the primary exchange with which the Common Shares are listed or traded on such date, or if there is no such sale on such date, then on the last preceding date on which such a sale was reported; or (ii) if the Common Shares are not listed on an established securities exchange, the amount determined by the Board to be the fair market value of a Common Share based upon a good-faith attempt to value the Common Shares accurately and computed in accordance with applicable regulations of the Internal Revenue Service and the Department of the Treasury.
     (xvi) “Participant” means a Director who has made a Deferral Election and for whom the Company currently maintains a Deferred Share Unit Account or who has deferred RSU Awards outstanding hereunder.
     (xvii) “Plan” means this Allied World Assurance Company Holdings, Ltd Deferred Fee Plan for Non-Employee Directors.
     (xviii) “Plan Year” means a calendar year.
     (xix) “RSU Award” means a restricted stock unit award granted to a Director pursuant to the terms of the Stock Incentive Plan in consideration for service on the Board.
     (xx) “Settlement Date” means, with respect to the settlement of a Participant’s Deferred Share Units and deferred RSU Awards, the earliest to occur of (i) a Change in Control, (ii) such Participant’s death, and (iii) such Participant’s separation from service with the Company.
     (xxi) “Stock Incentive Plan” means the Allied World Assurance Company Holdings, Ltd Amended and Restated 2004 Stock Incentive Plan.

     3. Deferral Election for Cash Director Fees.
     a. Deferral Election. Directors may make a Deferral Election with respect to Cash Director Fees for a given Plan Year by timely filing with the Company or the Company’s designated third-party plan administrator a completed Election Form with respect to such Plan Year that shall specify the percentage (in increments of 10% up to 100%) of any Cash Director Fees otherwise payable during such Plan Year that will be credited to the Participant’s Deferred Share Unit Account as Deferred Share Units. A Deferral Election with respect to Cash Director Fees will not be effective for any Plan Year unless a properly completed Election Form is received by the Company or the Company’s designated third-party plan administrator no later than the last day of the Plan Year immediately preceding the Plan Year to which the Cash Director Fees to be deferred relate; provided, however, that with respect to Cash Director Fees related to the first Plan Year in which a Director becomes eligible to participate in the Plan (including the 2008 Plan Year with respect to all Directors), a Director’s completed Election Form must be received by the Company or the Company’s designated third-party plan administrator within 30 days following the date on which such Director first becomes eligible to participate in the Plan (provided that such election shall relate only to amounts earned subsequent to the date such Election Form is so received).
     b. Duration of Elections. Any Deferral Election under subsection (a) above (including a failure to make an election) shall remain in effect from Plan Year to each subsequent Plan Year unless a written request to modify or terminate that election for such subsequent Plan Year is submitted to the Company in accordance with the time periods provided under subsection (a) applicable to an election with respect to such subsequent Plan Year.
     4. Deferral Election for RSU Awards. A Deferral Election with respect to an RSU Award may be made by filing with the Company or the Company’s designated third-party plan administrator a properly completed Election Form on or prior to the date that is 12 months in advance of the earliest date on which such RSU Award may vest pursuant to its terms (but in no event later than 30 days following the date of grant of such RSU Award); provided, however, that no Deferral Election may be made with respect to an RSU Award that vests earlier than 12 months from the date of grant. The Election Form shall be effective only with respect to the RSU Awards with respect to which the Deferral Election is being made, and the electing Director must file an additional Election Form (in a timely manner as set forth above in this Section 4) with respect to each future RSU Award with respect to which such Director desires to make a Deferral Election. Other than with respect to deferring the date of settlement of an RSU Award, the filing of a Deferral Election under this Plan shall in no way modify any other term or condition of such RSU Award (including vesting conditions) under any applicable award agreement or plan.
     5. Deferred Share Unit Accounts.
     a. Deferred Share Unit Account. The Company will establish and maintain in its bookkeeping records a Deferred Share Unit Account for each Participant who receives Deferred Share Units hereunder until all such Deferred Share Units have been settled pursuant to the terms hereof. As of any date on which the Company would otherwise pay to a Participant Cash Director Fees with respect to which such Participant has made a Deferral Election hereunder, the

Company shall credit to such Participant’s Deferred Share Unit Account that number of Deferred Share Units whose underlying Common Shares have a Fair Market Value equal to such Cash Director Fees so payable as of such date.
     b. Vesting. Each Participant shall be 100% vested in the full balance of his Deferred Share Unit Account.
     c. Dividend Equivalents. On each date that cash dividends are payable to holders of the Common Shares, the Company shall credit each Participant’s Deferred Share Unit Account with that number of additional Deferred Share Units having a number of underlying Common Shares with an aggregate Fair Market Value equal to the cash dividends that would have otherwise been payable to a holder of the number of Common Shares underlying the Deferred Share Units in each such Participant’s Deferred Share Unit Account as of the record date established by the Company with respect to such cash dividends (“Dividend Equivalents”), which Dividend Equivalents shall be settled on the Settlement Date.
     d. No Actual Investment. Notwithstanding any other provision of the Plan to the contrary, a Deferred Share Unit shall not be considered or construed in any manner as an actual investment in the Common Shares. In the event that the Company, in its discretion, decides to invest funds in Common Shares or to contribute Common Shares to a trust for the benefit of Participants receiving Deferred Share Units hereunder, no Participant shall have any rights in or to such invested funds or Common Shares themselves.
     e. Adjustment. Deferred Share Units hereunder shall be adjusted pursuant to Section 1.6 of the Stock Incentive Plan (or a successor plan as may be approved by the Board or Committee from time to time) in the same manner as outstanding awards thereunder.
     6. Settlement of Deferred Share Units and Deferred RSU Awards.
     a. Settlement of Deferred Share Units. A Participant’s Deferred Share Units shall be settled in whole Common Shares on the Settlement Date. Settlement of Deferred Share Units under this plan will be satisfied by the award of unrestricted Common Shares, evidenced by an Award Agreement, under Section 2.6 of the Stock Incentive Plan (or a successor plan as may be approved by the Board or Committee from time to time). No fractional Common Share shall be delivered to a Participant, and any fractional Deferred Share Unit shall be settled in cash equal to the Fair Market Value of such fractional Deferred Share Unit on the Settlement Date. By accepting and executing an Award Agreement, a Participant thereby agrees that the award of unrestricted Common Shares granted pursuant thereto shall be subject to all of the terms and provisions of the Stock Incentive Plan and such agreement.
     b. Settlement of Deferred RSU Awards. A Participant’s deferred RSU Awards shall be settled on the Settlement Date to the extent such Participant is then vested in such RSU Awards.
     c. Accelerated Settlement upon Unforeseeable Emergency. Notwithstanding anything herein to the contrary, a Participant may petition the Compensation Committee for the settlement of a portion of his Deferred Share Units and/or his deferred RSU Awards upon the occurrence of an “unforeseeable emergency” (as defined in Section 409A(a)(2)(B)(ii)(I) of the

Code and Treasury Regulation § 1.409A-3(i)(3)). Upon such a petition by a Participant and as soon as reasonably practicable following the approval thereof by the Compensation Committee (which shall deliberate on and approve such petition without any involvement of the petitioning Participant), the Company shall settle only the portion of such Participant’s Deferred Share Units and/or only the portion of such Participant’s deferred RSU Awards reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution); provided, however, that in determining the amount reasonably necessary to satisfy the emergency need, the Compensation Committee is not required to take into account any additional compensation that due to the unforeseeable emergency is available under another nonqualified deferred compensation plan but has not actually been paid; provided further, however, that in no event may the number of Deferred Share Units settled exceed the total number of Deferred Share Units in such Participant’s Deferred Share Unit Account, and in no event may the number of deferred RSU Awards settled exceed the total number of such Participant’s deferred RSU Awards under this Plan. To the extent a Participant does not provide for the allocation between the settlement of Deferred Share Units and/or the settlement of deferred RSU Awards, the Compensation Committee may determine such allocation, in its sole discretion, which determination shall be final and binding on the petitioning Participant.
     d. Settlement in the Event of Income Inclusion under Section 409A of the Code. Notwithstanding anything herein to the contrary, if any portion of a Participant’s Deferred Share Units and/or deferred RSU Awards is required to be included in income by the Participant prior to settlement due to a violation of the requirements of Code Section 409A, the Participant may petition the Compensation Committee for the settlement of those portions of his Deferred Share Units and/or deferred RSU Awards that are required to be included in income. As soon as reasonably practicable following the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall settle a portion of such Participant’s Deferred Share Units and/or a portion of such Participant’s deferred RSU Awards equal to the amount required to be included in income as a result of the failure of the Plan to meet the requirements of Code Section 409A; provided, however, that in no event may the number of Deferred Share Units settled exceed the total number of Deferred Share Units in such Participant’s Deferred Share Unit Account, and in no event may the number of deferred RSU Awards settled exceed the total number of such Participant’s deferred RSU Awards under this Plan. To the extent a Participant does not provide for the allocation between the settlement of Deferred Share Units and/or the settlement of deferred RSU Awards, the Compensation Committee may determine such allocation, in its sole discretion, which determination shall be final and binding on the petitioning Participant.
     7. Beneficiaries. A Participant shall have the right to designate one or more beneficiaries to receive the Participant’s Deferred Share Units and deferred RSU Awards in the event the Participant dies prior to the settlement of all of such Deferred Share Units and deferred RSU Awards. A beneficiary designation shall be made, and may be amended at any time, by the Participant by filing a written designation with the Company or the Company’s designated third-party plan administrator, on such form and in accordance with such procedures as the Company shall establish from time to time. A Participant may change the designated beneficiaries under this Plan at any time by providing such designation in writing to the Company or the Company’s designated third-party plan administrator. If a Participant fails to make a beneficiary designation, or if all designated beneficiaries predecease the Participant, the Participant’s beneficiary shall be deemed to be the Participant’s estate. If the Company is unable to determine a Participant’s beneficiaries, or if any dispute arises concerning a Participant’s beneficiaries, the Company may pay benefits to the Participant’s estate. Upon such payment, the Company shall have no further liability hereunder.
     8. No Funding; Participant’s Rights Unsecured. The Company will not fund the amount of any Deferred Share Units, Deferred Share Unit Accounts or deferred RSU Awards under this Plan (which in no event will preclude the Company from “funding” through a “rabbi” trust), and Participants will have the status of general unsecured creditors of the Company with respect thereto. The Company will not be required to establish any special or separate fund or to make any segregation of assets to assure the payment of any amount credited to a Participant’s Deferred Share Unit Accounts under the Plan.
     9. Administration. This Plan will be administered by the Compensation Committee or its designee, who will have the authority to adopt rules and regulations for carrying out the Plan; provided, however, that in the case of any Participant who is also a member of the Compensation Committee, such Participant shall not take part, directly or indirectly, in any action by the Compensation Committee which affects only such individual Participant’s rights under the Plan, other than actions that apply to all Participants equally. The Compensation Committee or its designee will have the authority to interpret, construe and implement the provisions of the Plan and to prescribe the form of the request for deferral of Cash Director Fees and RSU Awards in accordance with the terms of the Plan. Each member of the Compensation Committee and any designee of the Compensation Committee shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than such member.
     10. Amendment and Termination.
     a. Amendment. The Board or the Compensation Committee may amend the Plan at any time and from time to time without the consent of any Participant or beneficiary; provided, however, that no amendment shall reduce any benefits accrued under the terms of the Plan prior to the date of amendment without the consent of all Participants prior to the date of such amendment.
     b. Termination. The Board or the Compensation Committee may terminate the Plan at any time and for any reason without the consent of any Participant or beneficiary. All outstanding Deferred Share Units and deferred RSU Awards shall be settled upon the Company’s termination and liquidation of the Plan, provided that: (i) the termination and liquidation do not occur proximate to a downturn in the financial health of the Company; (ii) the Company terminates and liquidates all agreements, methods, programs and other arrangements sponsored by the Company that would be aggregated with the Plan and any other terminated and liquidated agreements, methods, programs and other arrangements under Section 409A of the Code if the Participant had deferrals of compensation under all the agreements, methods, programs and other arrangements that are terminated and liquidated; (iii) no payments in liquidation of the Plan are made within 12 months of the date the Company takes all necessary actions to irrevocably terminate and liquidate the Plan other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred; (iv) all payments are made within 24 months of the date the Company takes all necessary actions to irrevocably terminate and liquidate the Plan; and (v) the Company does not adopt a new plan that would be aggregated with the Plan or any other terminated and liquidated plan under Section 409A of the Code if the Participant participated in both plans, at any time within three years following the date the Company takes all necessary actions to irrevocably terminate and liquidate the Plan.
     11. Miscellaneous.
     a. Taxes. If the Company is required to withhold amounts under applicable federal, state, local or foreign tax laws, rules or regulations, the Company may make such provisions and take such actions as it may deem necessary or appropriate for the withholding, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to a Participant. Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits.
     b. Terms of the Stock Incentive Plan. All deferred RSU Awards hereunder shall at all times remain subject to the terms of the Stock Incentive Plan (including without limitation, any such terms relating to the adjustment of “Awards” thereunder pursuant to Section 1.6 thereof), and to the extent any of the provisions of this Plan contradict the terms of the Stock Incentive Plan, the terms of the Stock Incentive Plan shall govern.
     c. Successors. Other than pursuant to Section 7 hereof, the right to receive any payment under this Plan shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise. The provisions of this Plan shall bind the Company and its successors and assigns. The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, amalgamation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.
     d. Severability. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan.
     e. No Rights to Board Membership. Nothing contained herein shall (i) be construed as conferring upon any Participant the right to continue as a member of the Board, (ii) affect in any way the right of the Company to terminate such membership, or (iii) affect in any way the rights of any Participant contained in any agreement with the Company governing a Participant’s service as a member of the Board.
     f. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     g. Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of New York without giving effect to the choice of law principles thereof.